UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2012 (May 22, 2012)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

On May 22, 2012, Bakken Hunter, LLC (“Bakken Hunter”), a wholly-owned subsidiary of Magnum Hunter Resources Corporation (“Magnum Hunter”), closed on its previously announced purchase of certain assets of Baytex Energy USA Ltd. (“Baytex”), an affiliate of Baytex Energy Corporation (the “Acquisition”).  The Acquisition was completed pursuant to the Purchase and Sale Agreement, dated April 18, 2012, as amended (the “Purchase Agreement”), by and between Bakken Hunter and Baytex.

The acquired assets include all of Baytex’s non-operated working interest in oil and gas properties and wells located in Divide and Burke Counties, North Dakota, within an area subject to that certain Operating Agreement, dated January 1, 2010 (the “Operating Agreement”), among Samson Resources Company (“Samson”), as operator, Baytex and Williston Hunter, Inc. (“Williston Hunter”), a wholly-owned subsidiary of Magnum Hunter (collectively, the “Assets”). Williston Hunter currently owns a non-operated 10% working interest in the Assets. Pursuant to the Operating Agreement, Samson, which owns the operated working interest in the properties, has the option, under an area of mutual interest provision of the Operating Agreement, to participate in the acquisition of the Assets, which Samson may choose to exercise within 30 calendar days following receipt of notice by it of the closing of the Acquisition.

The purchase price of the Assets was $311 million in cash, subject to adjustment for certain customary items, including revenues and expenses attributable to the Assets, as further described below. The Purchase Agreement provides that the effective date of the purchase of the Assets is March 1, 2012.  All proceeds and certain costs and expenses attributable to the Assets were apportioned between Baytex and Bakken Hunter according to such date. Property expenses relating to the Assets, including capital expenditures for new wells, paid by Baytex that are attributable to the period after the effective date and Baytex’s costs for assignments to it of properties pursuant to an election made by it after the effective date under the area of mutual interest provision of the Operating Agreement, which properties became part of the Assets, were apportioned to Bakken Hunter. Bakken Hunter is assuming obligations accruing after the closing date under certain agreements relating to the Assets and certain environmental liabilities.

Item 7.01               Regulation FD Disclosure.

On May 23, 2012, the Company issued a press release announcing that it had closed the Acquisition. A copy of this press release is furnished and attached as Exhibit 99.1. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                             Exhibits.

Exhibit Number	Description
2.1	First Amendment to Purchase and Sale Agreement, dated May 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC

2.2	Second Amendment to Purchase and Sale Agreement, dated May 22, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC

99.1	Press Release, dated May 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 23, 2012	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	First Amendment to Purchase and Sale Agreement, dated May 17, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC

2.2	Second Amendment to Purchase and Sale Agreement, dated May 22, 2012, by and between Baytex Energy USA Ltd. and Bakken Hunter, LLC

99.1	Press Release, dated May 23, 2012